SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant    |X|
Filed by a Party other than the Registrant    |_|
Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               MOVIE GALLERY, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------

     5)  Total fee paid:
         -----------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
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     3)  Filing Party:
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     4)  Date Filed:
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                                       1

                               MOVIE GALLERY, INC.
                               739 W. Main Street
                              Dothan, Alabama 36301



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held On Wednesday, June 3, 1998


          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Movie Gallery, Inc. (the "Company") will be held at the Ritz-Carlton--Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Wednesday, June 3, 1998 at 10:00 a.m. (Eastern Time) for the following purposes:

         (1) To elect members of the Board of Directors to serve until the next annual meeting of stockholders;

         (2) To approve an amendment to the Company's 1994 Stock Plan, as amended, to increase from 2,250,000 to 2,600,000 the number of shares available for grant; and

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.


         These items are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 15, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders at the close of business on the record date are entitled to vote at the meeting.

         Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                By Order of the Board of Directors,

                                /s/ S. Page Todd


                                S. Page Todd
                                Senior Vice President,
                                General Counsel and Secretary


Dothan, Alabama
May 1, 1998

                               MOVIE GALLERY, INC.
                               739 W. Main Street
                              Dothan, Alabama 36301

                         ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held On Wednesday, June 3, 1998

                                 PROXY STATEMENT


                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders of Movie Gallery, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on June 3, 1998, and at any and all adjournments thereof (the "Annual Meeting").

         A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of management's nominees for the Board of Directors; and (ii) the amendment of the Company's 1994 Stock Plan to increase from 2,250,000 to 2,600,000 the number of shares available for grant. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

         Any proxy given may be revoked at any time prior to its exercise by filing with S. Page Todd, Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

         It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following-up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 1, 1998.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only holders of record of the Company's voting securities at the close of business on April 15, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 13,420,685 shares of the Company's Common Stock ("Common Stock"), the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock that was issued and outstanding as of the Record Date is entitled to one vote at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

         Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed unrevoked proxy will be voted for the six management nominees for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

         Abstentions may be specified as to all proposals to be brought before the Annual Meeting, other than the election of directors. Approval of each of the proposals to be brought before the Annual Meeting (not including the election of directors) will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. As to the proposals, if a stockholder abstains from voting on a proposal it will have the effect of a negative vote on that proposal, but if a broker indicates that it does not have authority to vote certain shares, those votes will not be considered as shares present and entitled to vote at the Annual Meeting with respect to that proposal and, therefore, will have no effect on the outcome of the vote.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 15, 1998 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock and as to the number of shares beneficially owned by (i) each director of the Company, (ii) the Chief Executive Officer and each of the four other executive officers of the Company named in the Summary Compensation Table under the heading "Compensation of Directors and Executive Officers" (the "Named Executive Officers") and (iii) all directors and executive officers as a group. The Company believes that, unless otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock they own.

                                         Number of       Percentage
                                         Shares of           of
Name and Address (1)                    Common Stock     Outstanding
---------------------                   ------------     -----------
Joe Thomas Malugen (2)                  2,690,400            20.0%
H. Harrison Parrish (3)                 2,689,448 (4)        20.0
Strong Capital Management, Inc.         1,507,100 (5)        11.2
Richard S. Strong
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051
Dimensional Fund Advisors Inc.            942,600 (6)         7.0
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
William B. Snow                           155,000 (7)         1.1
Joseph F. Troy                            125,000 (8)          *
Sanford C. Sigoloff                       105,000 (9)          *
Philip B. Smith                           101,000 (9)          *

                                         (continued on next page)

                                       4




                                         Number of       Percentage
                                         Shares of           of
Name and Address (1)                    Common Stock     Outstanding
---------------------                   ------------     -----------

S. Page Todd                               95,474(10)          *
J. Steven Roy                              83,067(11)          *
Steven M. Hamil                            19,534(12)          *
All executive officers and directors
  as a group (14 persons)               6,209,312(13)        44.1%
-------------------------------

  *  Less than 1%.
(1) Unless otherwise noted, the address for all persons listed is c/o the Company at 739 W. Main Street, Dothan, Alabama 36301.
(2) Mr. Malugen is the Chairman of the Board and Chief Executive Officer of the Company.
(3)  Mr. Parrish is a Director and the President of the Company.
(4) Includes 18 shares held as custodian for his daughter and 260 shares held by his spouse.
(5) Based upon the information in a Schedule 13G filed with the SEC on February 17, 1998.
(6) Based upon the information in a Schedule 13G filed with the SEC on February 10, 1998.
(7) Includes 135,000 shares that are not outstanding but are subject to currently exercisable options.
(8) Represents shares that are not outstanding but are subject to currently exercisable options.
(9) Includes 100,000 shares that are not outstanding but are subject to currently exercisable stock options.
(10) Includes 89,834 shares that are not outstanding but are subject to currently exercisable stock options (including those that become exercisable within sixty days) and excludes 105,166 shares that are subject to options that are not exercisable within sixty days.
(11) Includes 81,667 shares that are not outstanding but are subject to currently exercisable stock options (including those that become exercisable within sixty days) and excludes 103,333 shares that are subject to options that are not exercisable within sixty days.
(12) Includes 18,334 shares that are not outstanding but are subject to currently exercisable stock options (including those that become exercisable within sixty days) and excludes 46,666 shares that are subject to options that are not exercisable within sixty days.
(13) Includes 666,710 shares that are not outstanding but are subject to currently exercisable options (including those that become exercisable within sixty days) and excludes 629,290 shares that are subject to options that are not exercisable within sixty days.

                              ELECTION OF DIRECTORS

Nominees

          Directors are elected at each annual meeting of the stockholders and hold office until their respective successors are elected and qualified. The Board of Directors believes that the election to the Board of Directors of the persons identified below, all of whom are currently serving as Directors of the Company and have consented to continue to serve if elected, would be in the best interests of the Company. The names of such nominees and certain biographical information about them are set forth below:

          Joe Thomas Malugen, age 46, co-founded the Company in 1985 and since that time has been its Chairman of the Board and Chief Executive Officer. Prior to the Company's initial public offering of Common Stock in August 1994, Mr. Malugen had been a practicing attorney in the States of Alabama and Missouri since 1978, but spent a majority of his time managing the operations of the Company beginning in early 1992. Mr. Malugen received a B.S. degree in Business Administration from the University of Missouri-Columbia, his J.D. from Cumberland Law School, Samford University and his LL.M. (in Taxation) from New York University Law School.

          H. Harrison Parrish, age 50, co-founded the Company in 1985 and since that time has been President and a Director of the Company. From December 1988 until January 1992, Mr. Parrish was Vice President of Deltacom, Inc., a regional long distance telephone provider. Mr. Parrish received a B.A. degree in Business Administration from the University of Alabama.

          William B. Snow, age 66, was elected Vice Chairman of the Board in July 1994, and he served as Chief Financial Officer from July 1994 until May 1996. Mr. Snow entered into a two-year consulting agreement with the Company commencing January 1, 1997. Mr. Snow was the Executive Vice President and Chief Financial Officer and a Director of Consolidated Stores Corporation, a publicly held specialty retailer, from 1985 until he retired in June 1994. Mr. Snow is a director of the following publicly held companies: Homeland Stores, Inc. and Lot$ Off Stores, Inc. Mr. Snow is a Certified Public Accountant, and he received his Masters in Business Administration from the Kellogg Graduate School of Management at Northwestern University and his Masters in Taxation from DePaul University.

          Sanford C. Sigoloff, age 67, became a director of the Company in September 1994. Since 1989, Mr. Sigoloff has been Chairman of the Board, President and Chief Executive Officer of Sigoloff & Associates, Inc., a management consulting company. In August 1989, LJ Hooker Corporation, a client of Sigoloff & Associates, Inc., appointed Mr. Sigoloff to act as its Chief Executive Officer during its reorganization under Chapter 11 of the United States Bankruptcy Code. From March 1982 until 1988, Mr. Sigoloff was Chairman of the Board, President, and Chief Executive Officer of Wickes Companies, Inc., one of the largest retailers in the United States. Mr. Sigoloff is a director of the following publicly held companies: Digital Video Systems, Inc., Kaufman and Broad Home Corporation and SunAmerica, Inc. In addition, Mr. Sigoloff is an adjunct full professor at the John E. Anderson Graduate School of Management at the University of California at Los Angeles.

          Philip B. Smith, age 62, became a director of the Company in September 1994. Mr. Smith has been a Vice-Chairman of the Board of Spencer Trask Securities Incorporated since 1991. He was formerly a Managing Director of
Prudential Securities in its merchant bank. Mr. Smith is a founding General Partner of Lawrence Venture Associates, a venture capital limited partnership headquartered in New York City. From 1981 to 1984, he served as Executive Vice President and Group Executive of the worldwide corporations group at Irving Trust Company. Prior to joining Irving Trust Company, he was at Citibank for 15 years, where he founded Citicorp Venture Capital as President and Chief Executive Officer. Since 1988 he has also been the managing general partner of Private Equity Partnership, L.P. Mr. Smith is a director of the following publicly held companies: Digital Video Systems, Inc. and KLS EnviroResources, Inc. Mr. Smith is an adjunct professor at Columbia University Graduate School of Business.

          Joseph F. Troy, age 59, became a director of the Company in September 1994. Mr. Troy is the founder and has been a member of the law firm of Troy & Gould Professional Corporation since May 1970. He is a director of Digital Video Systems, Inc., a publicly held company.

          The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the above named nominees unless the stockholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

Meetings; Attendance; Committees

          The Board of Directors of the Company held four meetings during the fiscal year ended January 4, 1998. Each director during the past fiscal year attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such director served during the fiscal year ended January 4, 1998.

          The Board of Directors of the Company has an Audit Committee and a Compensation Committee but does not have a Nominating Committee. The members of the Audit Committee currently are Messrs. Sigoloff, Smith and Troy. The Audit Committee met ten times during the last fiscal year. The duties of the Audit Committee are to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the annual audits of the Company (and their scope), the annual selection of the independent auditors of the Company, the nature of the services to be performed by and the fees to be paid to the independent auditors of the Company, and the rendering of "fairness" determinations concerning transactions between the Company and its directors and officers. Messrs. Sigoloff, Smith and Troy also form the Compensation Committee. The Compensation Committee held two meetings during the fiscal year ended January 4, 1998. The Compensation Committee's duties are set forth in the "Joint Report of the Board of Directors and Compensation Committee on Executive Compensation."

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

          The following table sets forth the compensation for services in all capacities to the Company for the fiscal year ended January 4, 1998, January 5, 1997 and December 31, 1995 for the Chief Executive Officer of the Company and the four highest paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively referred to as the "Named Executives"):

                           Summary Compensation Table
                                                                                                       Long-Term
                                                                                                   Compensation Awards
                                                                                                   -------------------
                                                                 Annual
                                                             Compensation
                                                           -----------------
                                                           Salary      Bonus
                                                           ------      -----
                                                                                                Shares of
                                                                                   Other       Common Stock
                                           Period                                  Annual       Underlying       All Other
Name and Principal Position                Ended                                Compensation      Options      Compensation
---------------------------          -----------------                          ------------   -----------     ------------
Joe Thomas Malugen                   January 4, 1998      $200,000   $   --       $ 25,617(1)        --        $ 44,551(2)
   Chairman and                      January 5, 1997       200,000       --         24,000(1)        --            --
   Chief Executive Officer           December 31, 1995     200,000     31,500       24,000(1)        --          94,000(3)

H. Harrison Parrish                  January 4, 1998       200,000       --         27,617(1)        --          46,111(2)
   President and Director            January 5, 1997       200,000       --         24,000(1)        --            --
                                     December 31, 1995     200,000     28,036       24,000(1)        --          94,000(3)

J. Steven Roy                        January 4, 1998       145,885     21,169        7,617(1)     110,000(4)       --
   Executive Vice President and      January 5, 1997       122,885     28,525        5,500(1)      25,000(5)       --
   Chief Financial Officer           December 31, 1995      57,692      8,650        7,581(6)      50,000(7)       --

S. Page Todd                         January 4, 1998       121,923     14,977        7,537(1)     100,000(4)       --
   Senior Vice President,            January 5, 1997       110,577     21,250        3,500(1)      20,000(5)       --
   Secretary and General Counsel     December 31, 1995     100,500     15,800         --           25,000(8)       --

Steven M. Hamil (9)                  January 4, 1998        88,865     12,981        6,000(1)      40,000(4)       --
   Senior Vice President,            January 5, 1997        42,500     18,000       33,691(10)     25,000(5)       --
   Controller and
   Chief Accounting Officer

------------------------------

(1)  Automobile allowance
(2) Payments pursuant to Tax Indemnification Agreement with respect to Company's status as an S Corporation prior to the initial public offering. See "Certain Relationships and Related Transactions."
(3)  S Corporation distributions
(4) Includes options granted under the Company's 1994 Stock Option Plan, as amended, which become exercisable in three equal annual installments, commencing on the date of grant.
(5) Includes options granted under the Company's 1994 Stock Option Plan, as amended, which become exercisable in five equal annual installments, commencing on the first anniversary of the date of grant.
(6)  Includes $3,500 automobile allowance and $4,081 relocation allowance.
(7) Includes options granted under the Company's 1994 Stock Option Plan, as amended, which become exercisable in five equal annual installments, commencing on the date of grant.
(8) Includes options granted under the Company's 1994 Stock Option Plan, as amended, which become exercisable in four equal annual installments, commencing on the first anniversary of the date of grant.
(9)  Mr. Hamil joined the Company in June 1996.
(10) Includes $3,000 automobile allowance and $30,691 relocation allowance.

         Director Compensation. Members of the Board of Directors who are not officers of the Company receive an annual fee of $16,000 and receive fees of $1,000 for each Board meeting and $500 for each committee meeting they attend. The Company has granted, at or above the fair market value of the Common Stock on the date of the grant, vested options to purchase 100,000 shares of Common Stock to each of Messrs. Sigoloff and Smith, vested options to purchase 125,000 shares of Common Stock to Mr. Troy and vested options to purchase 135,000 shares of Common Stock to Mr. Snow.

         Employment and Consulting Arrangements. Messrs. Malugen and Parrish have entered into two-year employment agreements with the Company, effective August 1994, which are automatically renewed annually unless notice is delivered by either party six months prior to the end of the term. Under the terms of the agreements, Messrs. Malugen and Parrish receive an annual salary of $200,000 and, beginning in 1995, became eligible to receive a bonus in an amount to be determined annually by the Board of Directors. In the event of the death of either Mr. Malugen or Mr. Parrish, his legal representative will be entitled to receive compensation through the last day of the calendar month in which his death occurred as well as a $50,000 payment. If either Mr. Malugen or Mr. Parrish becomes disabled such that he is unable to perform his duties under his employment agreement, he shall be entitled to receive 100% of his salary for a 90-day period. In addition to salary and bonus, the Company is required to provide each of Messrs. Malugen and Parrish with a monthly car allowance of $2,180.

         Messrs. Roy, Todd and Hamil have entered into one-year employment agreements with the Company, effective November 1997, which will be automatically renewed annually unless notice is delivered by either party thirty days prior to the end of the term. Under the terms of the agreements, Messrs. Roy, Todd and Hamil receive an annual base salary subject to increase by the Compensation Committee, currently $155,000, $130,000 and $115,000, respectively, and are eligible for a bonus under the Company's bonus plan. The agreements also provide for, among other things, an automobile allowance and other benefits applicable to executive personnel. The employment agreements provide for termination by the Company for cause at any time. In the event the Company chooses to terminate the executive's employment for reasons other than for cause or for disability, or in the event of the executive's resignation from the Company upon constructive termination (i.e., removal of the executive from his elected position or material change in the functions, duties or responsibilities of the executive without his consent, in either event other than for cause or voluntary termination, or material, non-voluntary reduction in base salary and eligibility for bonus amounts), the executive would be entitled to an amount equal to twelve months of base salary. In the event of a change in control, as defined in the agreement, the executive would be entitled to receive an amount equal to eighteen months of base salary. Based upon current annual base salaries, Messrs. Roy, Todd and Hamil would receive approximately $232,500, $195,000 and $172,500, respectively, in payments upon the occurrence of a change in control.

         Mr. Snow entered into a two-year consulting agreement with the Company, effective January 1, 1997. Under the terms of Mr. Snow's agreement, he will receive a consulting fee of $60,000 per year. In the event of his death or permanent disability, the agreement shall immediately terminate.

         Stock Options. The following tables set forth certain information with respect to stock options granted by the Company to the Named Executives during the fiscal year ended January 4, 1998, stock option exercises during that year and the value of unexercised stock options at that year's end.



                               OPTION GRANT TABLE

           Option Grants during the Fiscal Year ended January 4, 1998
                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                             Price Appreciation for
                                                Individual Grants                                  Option Term
                               -----------------------------------------------------------   ----------------------
                                Number of
                                Shares of       % of Total
                               Common Stock       Options
                                Underlying       Granted to       Exercise
                                 Options        Employees in        Price      Expiration
                                 Granted         Fiscal Year      ($/Sh)(1)      Date(2)         5%           10%
                               ------------     ------------      ---------    ----------     --------     --------
   Name
----------------
J. Steven Roy                   110,000(3)         8.76%          $ 3.875       9/12/2007     $268,066     $679,333
S. Page Todd                    100,000(3)         7.96             3.875       9/12/2007      243,697      617,575
Steven M. Hamil                  40,000(3)         3.18             3.875       9/12/2007       97,479      247,030

----------------
(1) The exercise price and tax withholding related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. Under the terms of the Company's stock incentive plan, the administrator of the stock option plan retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.
(2) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.
(3) These options were granted "at or above market" on the date of grant and become exercisable in three equal annual installments beginning on the date of grant.



                    OPTION EXERCISES AND YEAR-END VALUE TABLE

                 Aggregated Option Exercises in Last Fiscal Year
                           and Year-End Option Values

                                                      Number of
                                                      Shares of
                                                    Common Stock                     Value of
                                                     Underlying                     Unexercised
                      Shares                         Unexercised                    In-the-money
                     Acquired                          Options                        Options
                        On         Value             at Year-End                   at Year-End (1)
    Name             Exercise     Realized      Exercisable/Unexercisable     Exercisable/Unexercisable
---------------      --------     --------      -------------------------     -------------------------
J. Steven Roy           --           --             71,667/113,333                     $0/$0
S. Page Todd            --           --             89,834/105,166                      0/0
Steven M. Hamil         --           --             18,334/46,666                       0/0
-------------------

(1) Market value of underlying securities at year-end ($3.00), minus the exercise price of "in-the-money" options.


                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION


     Mr. Sigoloff, Mr. Smith and Mr. Troy served as members of the Compensation Committee of the Company's Board of Directors for the fiscal year ended January 4, 1998. Mr. Troy, who is a Director of the Company and also a member of its Executive and Audit Committees is a member of the law firm of Troy & Gould Professional Corporation ("Troy & Gould"). During the fiscal year ended January 4, 1998, the Company paid Troy & Gould approximately $77,600 for legal services rendered.


     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 10 hereof shall not be incorporated by reference into any of such filings.


           JOINT REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION
                       COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee ("Committee") of the Company is composed of outside directors. The Committee reviews the compensation levels and benefits of the Chief Executive Officer, the President and other executive officers of the Company at least annually. The Committee attempts to establish compensation structures which reward past performance and which serve to retain and provide incentive to the executive officers. The primary components of the Company's compensation structure are base salary, bonuses and stock option grants.

     Base Salary. In determining the base salaries of executives, the Committee considers a variety of factors, which include the overall financial performance of the Company as well as the executive's performance, job responsibilities, current and long-term value to the Company, length of service and qualifications. These factors vary in importance and are not necessarily weighted equally. Although much of the base salary determination is subjective, the evaluations and recommendations of superiors provide necessary insight to the Committee.

     Bonus Plan. The Company's bonus plan ("Bonus Plan") is intended to recognize and reward contributions to the Company. Since 1995, the Bonus Plan provided for quarterly bonuses to certain employees, including Executive Officers, based upon two factors, individual performance and Company performance against plan. Bonuses were paid to all of the executive officers of the Company for the fiscal year ended January 4, 1998, except for Messrs. Malugen and Parrish. The amount of these bonuses was determined on a quarterly basis by Messrs. Malugen and Parrish based upon the performance of the Company for each fiscal quarter, primarily sales and net income as compared to budget, as well as a review of the performance of each executive officer. The payment of bonuses and the general performance criteria were reviewed by the Committee, which delegated to Messrs. Malugen and Parrish the authority to fix bonuses for each executive officer of the Company other than themselves. Beginning in 1998, the Bonus Plan has been revised to an annual plan which provides for clearly defined and quantifiable individual performance objectives. Individual performance ratings are then subject to a Corporate Performance Multiplier based upon the attainment of predetermined Company operating cash flow objectives.

     Stock Option Grants. The Company believes that equity ownership by executive officers provides incentive to build stockholder value and align the interests of executive officers with the interests of stockholders. Upon hiring executive officers and other key employees, the administrator of the Stock Option Plan (currently the entire Board of Directors and hereinafter "Plan Administrator") will typically recommend stock option grants to those persons under the Stock Option Plan, subject to applicable vesting periods. Thereafter, the Plan Administrator will consider awarding grants, usually on an annual basis. The Board of Directors believes that these additional annual grants will provide incentive for executive officers to remain with the Company. Options will be granted at or above the market price of the Company's Common Stock on the date of grant and, consequently, will have value only if the price of the Company's Common Stock increases over the exercise price. The size of the initial grant will usually be determined based upon prior grants to other executive officers and key employees. In determining the size of the periodic grants, the Plan Administrator will consider various factors, including the amount of any prior option grants, the executive's or employee's performance during the current fiscal year and his or her expected contributions during the following fiscal year. Over the past three years, due to a variety of factors, the Company's Common Stock price dropped to a level which gave little value to the majority of the existing stock options. In order to revitalize the entrepreneurial spirit which was the genesis for the Company and in order to retain employees, the Plan Administrator approved a repricing of certain of the Company's currently outstanding stock options coupled with a 25% reduction in the number of shares originally granted and a revised vesting schedule which reduced the number of vested options by approximately 25%. The Directors and Named Executives were excluded from this repricing.

     Compensation of the Chief Executive Officer and President. The Committee has reviewed and approved the annual salary of $200,000 for each of Messrs. Malugen and Parrish. This annual salary was established pursuant to their employment agreements which were entered into prior to the Company's initial public offering in August 1994. Neither Mr. Malugen nor Mr. Parrish was paid a bonus under their employment agreements for the fiscal year ended January 4, 1998. They are eligible to receive a bonus for the current fiscal year in an amount to be determined by the Committee.

     The Board of Directors and the Compensation Committee provide the foregoing report on executive compensation for inclusion in the proxy statement:


                               Joe Thomas Malugen
                               H. Harrison Parrish
                                 William B. Snow
                               Sanford C. Sigoloff
                                 Philip B. Smith
                                 Joseph F. Troy

                               COMPANY PERFORMANCE

     The following graph sets forth a comparison of cumulative total returns for the Company's common stock, the Nasdaq Stock Market (U.S. Companies) and a peer group selected by the Company for the period during which the Company's Common Stock has been registered under Section 12 of the Exchange Act. The peer group consists of companies whose primary business is the operation of video specialty stores, specifically, Hollywood Entertainment Corporation; Moovies, Inc.; Video Update, Inc. and West Coast Entertainment Corp. (collectively, "New Peer Group"), each of which is listed on the Nasdaq National Market. The New Peer Group consists of those companies against which the Company's performance is generally compared in industry analyst reports. The Company believes that this New Peer Group more accurately represents the Company's peers than did the peer group used in prior years ("Old Peer Group"), which consisted of all companies
(i) that have the same Standard Industrial Classification industry number as the Company and (ii) whose securities have been registered under the Exchange Act during the period covered by the performance graph. The returns for the New Peer Group were weighted according to each issuer's market capitalization.

                      Comparison of Cumulative Total Return


                          8/2/94    12/30/94    12/29/95    1/3/97    1/2/98    3/31/98
                          ------    --------    --------    ------    ------    -------

Movie Gallery, Inc.         100       173         203         88        20        51
Nasdaq U.S. Companies       100       104         148        185       225       261
Old Peer Group              100       109         125        150       195       228
New Peer Group              100       138         100        153        72       100

     The graph assumes that the value of the investment in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies), the Old Peer Group and the New Peer Group each was $100 on August 2, 1994 and that all dividends were reinvested.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases approximately 6,500 square feet out of a total of 23,000 square feet of corporate office space from Messrs. Malugen and Parrish. On June 1, 1994, the Company entered into a three-year lease (with two two-year options) with respect to such space, which provides for monthly rental payments of $3,650. The terms of the lease were not negotiated at arm's length, but the Company believes that they are fair and reasonable and are comparable to those which could have been obtained from a nonaffiliated third party. For the fiscal year ended January 4, 1998, the total amount of lease payments made by the Company to Messrs. Malugen and Parrish was $43,800.

     During the fiscal year ended January 4, 1998, the Company paid Troy & Gould approximately $77,600 for legal services rendered. Mr. Troy is a member of that law firm.

     In connection with the acquisition of Home Vision Entertainment, Inc. in June 1996, the Company acquired a debt obligation which requires payments to be made to William Guerrette, Sr. in the amount of $20,000 per month until December 1, 2002. During the fiscal year ended January 4, 1998, loan payments to Mr. Guerrette totaled $240,000. The outstanding balance of this obligation on January 4, 1998, was $568,882.50. In April 1997, William Guerrette, Jr., formerly Executive Vice President and Chief Operating Officer of Home Vision Entertainment, Inc., joined the Company as Vice President-Sales and in December 1997 was promoted to Senior Vice President-Sales.

     The  Company  and  Messrs.   Malugen  and  Parrish   entered   into  a  Tax
Indemnification Agreement with respect to the Company's status as an S corporation prior to the Company's initial public offering in August 1994. Pursuant to that agreement, the Company is obligated to indemnify each of them for any federal or state income tax liability they may incur on any increase in taxable income resulting from a final determination of any adjustment with respect to the Company's income or deductions from April 1992 through the termination of the Company's S corporation status in August 1994 (the "S Period"). Pursuant to this agreement, the Company paid Messrs. Malugen and Parrish $44,550 and $46,111, respectively, in the fiscal year ended January 4, 1998 as a final settlement of federal and state tax liability from the "S Period" as a result of an Internal Revenue Service Examination which was resolved in 1996.

     The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Company (the "Indemnities"). The Indemnity Agreements provide that the Company will indemnify each Indemnitee to the fullest extent authorized or permitted by law against payment of and liability for any and all expenses actually and reasonably incurred by the Indemnitee, including, but not limited to, judgments, fines, settlements and expenses of defense, payable by reason of the fact that the Indemnitee is or was a director and/or officer of the Company or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, provided it is determined that the Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Indemnity Agreements also provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Company unless the Company, independent legal counsel or the stockholders of the Company determine that: (i) the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful; or (iii) the Indemnitee intentionally breached his duty to the Company or its stockholders.

     The Company believes that the terms of all transactions described above are no less favorable than terms that could have been obtained from third parties. All transactions between the Company and its officers or directors are subject to approval by a majority of the disinterested members of the Board of Directors.

             AMENDMENT TO THE COMPANY'S 1994 STOCK PLAN, AS AMENDED
              TO INCREASE THE NUMBER OF SHARES COVERED BY THE PLAN

     The Board of Directors has approved, and has voted to recommend to the stockholders that they approve, an amendment to the Company's 1994 Stock Plan, as amended (the "Plan") to increase the number of shares of Common Stock that may be issued upon the exercise of options provided under the Plan from 2,250,000 shares to 2,600,000 shares. It is proposed that Section 4 of the Plan be amended to provide as follows:

               "4. Stock Subject to Plan. There shall be reserved for issuance under the Plan 2,600,000 shares of Common Stock of the Company ("Stock") or the number of shares of Stock, which, in accordance with the provisions of Section 13 hereof, shall be substituted therefor. Such shares may be treasury shares. If an option or stock appreciation right granted under the Plan shall expire or terminate for any reason without having been exercised in full, shares subject to the unexercised portion thereof shall again be available for the purposes of the Plan."

     The Board of Directors believes that its existing stock option plan has played, and will continue to play, a major role in enabling the Company to attract certain officers, directors and other key employees. Options granted to such individuals provide them with long-term incentives that are consistent with the Company's compensation policy of providing compensation that is closely related to the performance of the Company. As of the date of this Proxy Statement, approximately 200,000 options remained available for grant under the Plan. To allow the Company to continue to obtain the benefit of incentives available under the Plan, the Company's Board of Directors has adopted and recommended for submission to the stockholders for their approval a proposal to increase the number of shares that may be issued upon the exercise of options granted under the Plan. Pursuant to Section 16 of the Plan, this increase must be approved by the affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy and voting at the Annual Meeting, assuming that a quorum is present.

     The following table sets forth, with respect to the Named Executives, all current executive officers as a group, all current non-employee directors as a group and all nonexecutive officers and employees as a group, the number of shares of Common Stock subject to options granted under the Plan as of April 15, 1998 and the average per-share exercise price of such options.

                                                               Options Granted
                                                       ---------------------------------
                                                         Number of         Average
     Name of Individual                                Shares Subject     Per-Share
    or Identity of Group                                 to Options    Exercise Price(1)
--------------------------------------                 --------------  -----------------
Joe Thomas Malugen                                               0       $    0.00
H. Harrison Parrish                                              0            0.00
S. Page Todd                                               195,000           12.91
J. Steven Roy                                              185,000           12.20
Steven M. Hamil                                             65,000            7.77
Executive Officer group (10 persons)                       836,000            8.10
William B. Snow                                            135,000           10.76
Non-employee director group (3 persons)                    325,000           15.17
Non-executive officers and employee group (138 persons)    442,837            9.99
--------------------------

(1) These amounts are based on a weighted average exercise price that is obtained by multiplying all options by their exercise price and then dividing by the total number of options for such category. The closing price of the upon the exercise of options under the Plan as of April 15, 1998 was $7.25 per share.

     The following is a summary of the Plan.

     General. The Plan Administrator has the authority to grant either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, nonstatutory stock options, stock appreciation rights and other incentive grants. The Plan provides that options may be granted thereunder to key employees, officers, directors or other persons providing significant services to the Company.

     Administration. The Plan provides that it shall be administered by a committee established by the Board of Directors comprised of two or more "Non-Employee Directors" of the Board, as defined in Rule 16b-3 under the Exchange Act or any successor rule thereto, or by the full Board.

     Terms of Grants. The Plan Administrator determines the terms of grants of options, stock appreciation rights ("SARs"), shares of restricted stock or stock bonuses under the Plan. Each grant of an option, SAR or restricted stock is evidenced by a stock option agreement, stock appreciation right agreement or restricted stock agreement. Grants are also subject to the following terms and conditions:

         (a) Stock Options. The term of each option and the manner in which it may be exercised are determined by the Plan Administrator; provided, however, that no option may be exercisable more than ten years after the date of grant or, in the case of an incentive stock option to an eligible employee owning more than 10% of the Company's outstanding securities, no more than five years. Payment for the shares purchased upon exercise of an option may be in cash, or with the Plan Administrator's consent, in shares of the Company's Common Stock. The Plan provides that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         (b) Terms of Stock Appreciation Rights. The Plan Administrator may grant SARs either alone or in conjunction with all or part of an option. Upon the exercise of an SAR, a holder generally is entitled, without payment to the Company, to receive from the Company in exchange therefor an amount equal to the value of the excess of the fair market value on the date of exercise of one share of Common Stock over its fair market value on the date of grant (or, in the case of an SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of an SAR may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Plan Administrator.

         An SAR is exercisable only at the time or times established by the Plan Administrator. If an SAR is granted in connection with an option, the following rules also apply: (1) the SAR is exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the SAR, the option or portion thereof to which the SAR relates terminates; and (3) upon exercise of the option, the related SAR or portion thereof terminates.

         (c) Terms of Restricted Stock and Stock Bonuses. The purchase price of restricted shares of Common Stock offered for sale under the Plan, the vesting schedule and all other terms, conditions and restrictions of the issuance of restricted stock will be determined by the Plan Administrator, in its discretion, subject to the terms of the Plan. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued. The restricted stock may be issued for such consideration (including promissory notes and services) as determined by the Plan Administrator.

         Upon sale and issuance of restricted stock or stock bonuses to an officer, key employee or other person providing significant services to the Company, the Company will issue certificates evidencing the stock but will retain possession of the certificates until the shares have vested, at which time the certificates representing the vested shares will be delivered to the issuee. In the event the restricted stock is paid for by delivery of a promissory note, however, all restricted stock generally will be required to be pledged to the Company until the promissory note relating thereto is paid in full.

         A person who receives restricted stock or a stock bonus will be entitled to vote the stock and to receive any dividends or other distributions declared with respect to the stock so long as he remains in the employ of or continues to provide services to the Company; provided, however, that all dividends or other distributions paid by the Company with respect to such shares of stock shall be retained by the Company until the shares of Common Stock are no longer subject to forfeiture or repurchase, at which time all accumulated amounts will be paid to the recipient.

         (d) All Grants

              (i) Termination of Employment. If the holder's employment terminates for any reason other than death, disability or retirement, options and SARs under the Plan may be exercised no later than 30 days after such termination and may be exercised only to the extent the option or SAR was exercisable as of the date of such termination. If the holder's employment terminates because of the retirement or disability of the holder, then options and SARs under the Plan may be exercised no later than three months after such termination and may be exercised only to the extent the options or SARs were exercisable at the date of such retirement or disability. If a holder's employment terminates, any non-vested portions of restricted stock awards or stock bonuses will be repurchased by the Company at a price equal to the purchase price paid therefor, subject to any applicable restrictions on the repurchase of shares by the Company.

              (ii) Death of Holder. If a holder should die while employed by the Company, options and SARs may be exercised at any time within twelve months after death, but only to the extent the options and SARs would have been exercisable on the date of death.

              (iii) Non-Transferability of Awards. Options and SARs are non-transferable by the holder other than by will or the laws of descent and distribution, or, except in the case of incentive stock options, pursuant to a qualified domestic relations order defined under the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act, and is exercisable during the holder's lifetime only by such holder, or, in the event of death, by the holder's estate or by a person who acquires the right to exercise the option or SARs by bequest or inheritance.

     Federal Income Tax Aspects. The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 1998. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         (a) Nonqualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a nonqualified stock option is granted;
(ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Legislation passed last year reduces the maximum capital gains rate to 20% for shares held for more than eighteen months. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

         (b) Incentive Stock Options. In general, no income will be recognized by an optionee upon the grant or exercise of an incentive stock option (although the difference between the value of the shares and the exercise price at the date of exercise is treated as income for purposes of the alternative minimum tax). If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the issuance of such shares to the optionee, then upon the sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

         If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain or any loss realized by the participant generally will be taxed as short-term or long-term capital gain or loss depending on the holding period. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

         (c) Stock Appreciation Rights. There are no federal tax consequences to the recipient of an SAR upon its grant. A holder exercising SARs will generally recognize compensation income in an amount equal to the amount of cash and/or the then fair market value of the shares of Common Stock received upon exercise of the SAR in the tax year in which payment is made in respect of the SAR. The Company will normally be entitled to a tax deduction for an equivalent amount for the same year.

         (d) Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses generally will not be taxable to the recipient until they have vested (i.e., the date when they are no longer subject to repurchase by the Company or, if the recipient is potentially subject to liability under Section 16(b) of the Exchange Act, when a sale would not subject the shareholder to liability under
Section 16(b), whichever is later). The tax will be imposed at ordinary income rates on the difference between the fair market value of the restricted stock on the date of vesting and its issue price. Alternatively, the recipient may elect under Section 83(b) of the Code to be taxed in the year he received the restricted stock. If the recipient makes the Section 83(b) election, he will be taxed at ordinary income rates on the difference between the fair market value of the restricted stock on the date issued and its issue price, and no additional tax will be imposed when the restricted stock vests. The Section 83(b) election is irrevocable and must be made within 30 days of the issuance of the restricted stock. Any subsequent increase or decrease in the fair market value of the restricted stock will be taxed as a capital gain or loss when the restricted stock is sold. In the event that a recipient of restricted stock terminates employment during any vesting or other restriction period and forfeits his shares, no deduction may be claimed for the income recognized by reason of the Section 83(b) election. The Company generally will be entitled to a deduction in the amount of the ordinary income reportable by the recipient for the year in which it is reportable.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of reports filed with the SEC and submitted to the Company since January 6, 1996, and on written representations by certain directors and executive officers of the Company, the Company believes that all of the Company's directors and executive officers filed all required reports on a timely basis during the past fiscal year.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the 1998 Annual Meeting must be received by the Company no later than January 1, 1999 to be included in the proxy material for the 1999 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Company, c/o S. Page Todd, Secretary of the Company, 739 West Main Street, Dothan, AL 36301, and utilize certified mail, return-receipt requested in order to ensure timely delivery.


                                  OTHER MATTERS

         The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

         THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                        By Order of the Board of Directors



                                       /s/ J T Malugen



                                       Joe Thomas Malugen
                                       Chairman of the Board

May 1, 1998

                               MOVIE GALLERY, INC.
                                  COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Common Stock of MOVIE GALLERY, INC. (the "Company") hereby appoints JOE THOMAS MALUGEN, H. HARRISON PARRISH and WILLIAM
B. SNOW, and each of them, proxies of the undersigned, each with full power to act without the other and with the power of substitutions, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Ritz-Carlton--Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Wednesday, June 3, 1998 at 10:00 a.m. (Eastern Time), and at any adjournments thereof, and to vote all shares of Common Stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

         The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of Annual Meeting of Stockholders to be held June 3, 1998, the Proxy Statement and the Annual Report to Stockholders for the fiscal year ended January 4, 1998 furnished herewith.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, AND WILL BE VOTED IN FAVOR OF ANY MATTERS AS TO WHICH NO INSTRUCTIONS ARE INDICATED. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

 X   Please mark votes as in this example.
----

1. Election of Directors. Nominees standing for election: Malugen, Parrish, Snow, Sigoloff, Smith and Troy

   ___ FOR    ___WITHHOLD AUTHORITY  ___  _____________________________________
                                          For all nominees except as noted above

2. Proposal to amend the Company's 1994 Stock Plan, as amended, to increase from 2,250,000 to 2,600,000 the number of shares available for grant.

   ___ FOR    ___ AGAINST    ___ ABSTAIN


   ___ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

   ___ MARK HERE IF YOU PLAN TO ATTEND THE MEETING.


                                   Signature:__________________________________

                                   Signature:__________________________________

                                   Date:_______________________________________
                                   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.